Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-145194) pertaining to the National Interstate Savings and Profit Sharing Plan of our report dated June 25, 2010 with respect to the financial statements and supplemental schedule of the National Interstate Savings and Profit Sharing Plan included in the Annual Report (Form 11-K) for the years ended December 31, 2009 and 2008.

/s/ Meaden & Moore, Ltd.

Cleveland, Ohio
June 25, 2010